Exhibit 10.3

Execution Version

Pledge Agreement

This Pledge Agreement, dated as of October 1, 2014 (as the same may be amended, supplemented and/or otherwise modified from time to time, this “Agreement”), is made among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (each, a “Pledgor” and, collectively, the “Pledgors”) and White Oak Global Advisors, LLC, a Delaware limited liability company, not in its individual capacity but solely as Administrative Agent on behalf and for the benefit of itself and Lenders (as hereinafter defined) (in such capacity, “Administrative Agent”).

Recitals

A. VaultLogix, LLC, a Delaware limited liability company (“Borrower”), the several entities from time to time party thereto as guarantors, the several entities from time to time party thereto as lenders (collectively, “Lenders”) and Administrative Agent have entered into are or are in the process of entering into that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to make certain financial accommodations to Borrower from time to time on the terms and subject to the conditions set forth therein.

B. InterCloud Systems, Inc., a Delaware corporation (“Parent”), has entered into or is in the process of entering into that certain Continuing Guaranty, dated as of the date hereof (as the same may be amended, supplemented and/or otherwise modified from time to time, the “Guaranty”), pursuant to which Parent has guaranteed, in favor of Administrative Agent, all obligations of Borrower under the Loan Agreement on the terms and subject to the conditions set forth therein.

C. Pledgors are the record and beneficial owners of equity interests in each of the companies (individually, a “Pledged Company,” and collectively, the “Pledged Companies”) listed on Exhibit A attached hereto and incorporated herein by this reference, and each owns, as of the date hereof, the percentage interest of the outstanding equity securities (whether consisting of capital stock, membership interests or otherwise) in each Pledged Company indicated thereon (each such equity interest in a Pledged Company owned by a Pledgor, a “Pledged Share” and all such shares collectively, the “Pledged Shares”), which Exhibit A may be amended or supplemented pursuant to the terms of this Agreement.

D. As further security for the Secured Obligations (as defined below), Administrative Agent and Lenders have requested that the Pledgors pledge their interests in the Pledged Shares to the Administrative Agent.

E. In connection with the foregoing, Administrative Agent and Lenders have required the Pledgors to enter into this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

Section 1.1. Definitions. Each term used herein that is defined in the UCC (as hereinafter defined) but is not separately defined herein has the meaning set forth in the UCC; subject to the foregoing, each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Loan Agreement. In addition, (a) the rules of construction set forth in Section 1.02 of the Loan Agreement shall apply as if fully set forth herein, mutatis mutandis, and (b) as used herein:

“Act” has the meaning ascribed thereto in Section 6.2(c).

“Charter Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) of such Person; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person; and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Pledged Collateral” has the meaning ascribed thereto in Section 2.1.

“Secured Obligations” means all Obligations of Pledgors under all Loan Documents (including, without limitation, the Guaranty), to which they are a party.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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Article II
Pledge

Section 2.1. Grant of Security Interest. As security for the full, prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to Administrative Agent, and hereby grants to Administrative Agent a continuing security interest in all of such Pledgor’s right, title and interest (whether now or hereafter existing or acquired) in and to the following (collectively, the “Pledged Collateral”):

(a) the Charter Documents of each Pledged Company and the Pledged Shares and the certificates (if any) representing such Pledged Shares for each Pledged Company, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares, including:

(i) all voting trust certificates (if any) held by such Pledgor evidencing its beneficial interest in any Pledged Shares subject to any voting trust; and

(ii) all additional shares of equity interests of each Pledged Company and voting trust certificates from time to time acquired by such Pledgor in any manner (which additional shares shall be deemed to be part of Pledged Shares), and the certificates representing such additional shares and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

(b) the rents, issues, profits, returns, income, allocations, distributions and proceeds of and from any and all of the foregoing.

At the request of Administrative Agent, each Pledgor shall cause each Pledged Company to register Pledgor’s pledge of the Pledged Collateral to Administrative Agent on the books of such Pledged Company.

Section 2.2. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall:

(a) remain in full force and effect until all Secured Obligations are paid in full;

(b) be binding upon Pledgors and their respective successors, transferees and assigns; and

(c) inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of Administrative Agent.

Upon the date that the Secured Obligations are paid in full, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to Pledgors. Upon any such termination, Administrative Agent shall, at Borrower’s sole expense, deliver to the applicable Pledgor, without any representations, warranties or recourse of any kind whatsoever, any and all certificates and instruments representing or evidencing such Pledgor’s interest in any Pledged Company that had been previously delivered by such Pledgor to Administrative Agent, together with all other Pledged Collateral pledged by such Pledgor held by Administrative Agent hereunder, free and clear of all liens arising from or through Administrative Agent or any of the Lenders, and execute and deliver to such Pledgor, at Borrower’s sole expense, such documents as such Pledgor shall reasonably request to evidence such termination.

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Section 2.3. No Assumption. This Agreement is executed and delivered to Administrative Agent, for collateral security purposes only. Notwithstanding anything herein to the contrary:

(a) each Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b) the exercise by Administrative Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Pledged Collateral; and

(c) Administrative Agent shall not have any obligation or liability under any such contracts or agreements included in the Pledged Collateral by reason of this Agreement, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and Administrative Agent shall not hereunder or otherwise (i) assume any obligation or liability under or in connection with the Pledged Shares to any Person, and any such assumption is hereby expressly disclaimed, or (ii) be deemed to have or be vested with the duties, responsibilities or powers of the management of any Pledged Company.

Article III

Representations and Warranties

Section 3.1. Representations and Warranties. Each Pledgor hereby represents and warrants to Administrative Agent as follows:

(a) Organization. Such Pledgor has full power and authority to enter into and perform its obligations under this Agreement.

(b) Legal Name. The legal name of such Pledgor is set forth on the signature pages to this Agreement.

(c) Capacity; Due Authorization; Non-Contravention. The execution, delivery and performance by such Pledgor of this Agreement and each other Loan Document executed or to be executed by it have been duly authorized by all necessary action by such Pledgor, and do not contravene the Organizational Documents of such Pledgor; and in each case do not:

(i) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Pledgor; or

(ii) result in, or require the creation or imposition of, any Lien on any of such Pledgor’s properties except as contemplated hereby.

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(d) Filing. No presently effective UCC financing statement covering any of the Pledged Collateral is on file in any public office, except for UCC financing statements in favor of Administrative Agent and in connection with Permitted Liens.

(e) Ownership; No Liens. Such Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) all Pledged Collateral pledged by such Pledgor hereunder, free and clear of all Liens, except the Lien granted herein to Administrative Agent and Permitted Liens. None of the Pledged Collateral of such Pledgor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

(f) Equity Interest. The equity class, certificate numbers, number of shares or membership interests, as applicable, and percentage ownership of the Pledged Shares of such Pledgor are set forth on Exhibit A attached hereto. Such Pledgor agrees to amend Exhibit A attached hereto from time to time within ten (10) Business Days of receiving any additional securities with respect to the Pledged Shares, or of obtaining knowledge of circumstances causing the percentage ownership to have changed.

(g) Certificate. No interest of such Pledgor in any Pledged Company is represented by a stock certificate or other similar instrument, except, if any, such certificates or instruments (together with all necessary instruments of transfer or assignment, duly executed in blank) as have been delivered to Administrative Agent and are held in its possession (and such Pledgor covenants and agrees that any such certificates or instruments hereafter received by such Pledgor with respect to any of the Pledged Collateral (together with all necessary instruments of transfer or assignment, duly executed in blank) will be promptly delivered to Administrative Agent).

(h) Information. All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time furnished by such Pledgor to Administrative Agent is and shall be true and correct in all material respects as of the date furnished.

(i) Authorization; Approval. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority, or any other Person is required either:

(i) for the pledge by such Pledgor of any Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Pledgor; or

(ii) for the exercise by Administrative Agent of (A) the voting or other rights provided for in this Agreement, or (B) the remedies in respect of the Pledged Collateral pursuant to this Agreement, except, in the case of this clause (ii)(B), as may be required in connection with a disposition of such equity interests or membership interests by laws affecting the offering and sale of securities generally, or as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations issued relating thereto.

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(j) First Priority Lien. The pledge and grant of a security interest in, and delivery pursuant to this Pledge Agreement of, the Pledged Collateral of such Pledgor (to the extent consisting of certificated equity interests) creates a valid first priority perfected security interest on and in such Pledged Collateral, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no prior Lien, assuming continued possession of the original certificates, if any, evidencing the Pledged Shares constituting such Pledged Collateral by Administrative Agent. Separately, the security interest on and in the Pledged Collateral of such Pledgor will become a valid first priority Lien upon the due filing of a UCC financing statement describing the Pledged Collateral in the applicable filing offices in the State in which such Pledgor was formed.

Article IV

Covenants

Section 4.1. Protect Pledged Collateral; Further Assurances. Except in accordance with the terms of the Loan Documents, Pledgors shall not sell, assign, transfer, pledge or otherwise encumber the Pledged Collateral in any manner (except for the pledge granted herein to Administrative Agent and in connection with Permitted Liens). Each Pledgor shall warrant and defend the right and title granted by this Agreement to Administrative Agent in and to the Pledged Collateral of such Pledgor (and all right, title and interest represented by such Pledged Collateral) against the claims and demands of all Persons whomsoever, but, except as otherwise expressly provided in the Loan Documents, nothing contained herein shall prevent any Pledged Company from issuing additional equity interests. Each Pledgor agrees that at any time, and from time to time, such Pledgor shall promptly execute and deliver all further instruments, and take all further action that may be necessary or desirable, as Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral of such Pledgor as set forth in Article VI. Each Pledgor further agrees that Administrative Agent may file, or cause to be filed, any financing or continuation statements under the UCC with respect to the security interests granted hereby, and that such financing or continuation statements need not contain such Pledgor’s signature thereon.

Section 4.2. Voting Rights.

(a) Other than during the existence of an Event of Default:

(i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with or in contravention of the provisions of the Loan Documents; and

(ii) subject to and limited by the provisions of the Loan Documents, each Pledgor shall, to the extent not prohibited by the Loan Agreement, be entitled to receive and retain and use any and all dividends and interest; provided that any and all (A) dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution shall, except as provided in the Loan Agreement, in each of the foregoing cases to the extent otherwise constituting Pledged Collateral, forthwith be delivered to Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Administrative Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Administrative Agent as Collateral in the same form as so received.

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(b) If an Event of Default shall have occurred and be continuing and Administrative Agent shall have notified Pledgors in writing of Administrative Agent’s intention to exercise its voting power under Section 4.2, then each Pledgor agrees:

(i) that Administrative Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to the Pledged Collateral of such Pledgor and such Pledgor hereby grants Administrative Agent, from the date hereof until the Secured Obligations are paid in full and the termination of the commitments of the Lenders to extend credit under the Loan Documents, an irrevocable proxy, coupled with an interest exercisable under such circumstances, to vote such Pledged Collateral; and

(ii) promptly to deliver to Administrative Agent such additional proxies and other documents as may be necessary to allow Administrative Agent to exercise such voting power.

All payments and proceeds which may at any time and from time to time be held by any Pledgor but which such Pledgor is obligated to deliver to Administrative Agent shall be held by such Pledgor separate and apart from its other property in trust for Administrative Agent. Unless an Event of Default shall have occurred and be continuing and Administrative Agent shall have given the notice referred to in this Section 4.2, each Pledgor shall have the exclusive voting power with respect to its respective Pledged Collateral and Administrative Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to such Pledged Collateral; provided that no vote shall be cast, or consent, waiver or ratification given or action taken by any Pledgor that would impair any Pledged Collateral or be inconsistent with or violate any provision of the Loan Documents without the prior written consent of Administrative Agent.

Section 4.3. Filings; Recordings. Pledgors shall execute such documents, and do such other acts and things, all as Administrative Agent may from time to time reasonably request to establish and maintain a valid, perfected pledge of, and security interest in, the Pledged Collateral in favor of Administrative Agent.

Section 4.4. Information. Pledgors shall furnish Administrative Agent such information concerning the Pledged Collateral as Administrative Agent may from time to time reasonably request, and will permit Administrative Agent and its designees, from time to time during normal business hours, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of any Pledgor which pertain to the Pledged Collateral, and shall upon the request of Administrative Agent, deliver to Administrative Agent copies of all of such records and papers.

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Section 4.5. Notice of Dissolution. Pledgors shall promptly notify Administrative Agent in writing upon learning of the occurrence of any event which might or would cause termination and/or dissolution of any Pledged Company.

Article V

Administrative Agent

Section 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints Administrative Agent to be such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Administrative Agent’s discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) after the occurrence and during the continuance of an Event of Default, to ask demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings which Administrative Agent may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Administrative Agent with respect to any of the Pledged Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1, being coupled with an interest, is irrevocable.

Section 5.2. Administrative Agent May Perform. If any Pledgor fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement for the benefit of itself and not for such Pledgor and the expenses of Administrative Agent incurred in connection therewith shall be payable by Borrower pursuant to Section 6.4.

Section 5.3. Administrative Agent Has No Duty. The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Without limiting the generality of the preceding sentence, Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral if it takes such action for that purpose as a Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

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Section 5.4. Notice of this Agreement. Pledgors shall notify each Pledged Company of the existence of this Agreement by sending to it a notice in substantially the form attached hereto as Exhibit B within three (3) Business Days of the date of its execution and delivery of this Agreement.

Section 5.5. Irrevocable Proxy. Each Pledgor shall execute and deliver an irrevocable proxy coupled with an interest substantially in the form attached hereto as Exhibit C with respect to each Pledged Company.

Article VI

Defaults and Remedies

Section 6.1. Events of Default. It shall be an “Event of Default” hereunder if any Event of Default (as defined in any of the Loan Documents) shall occur.

Section 6.2. Certain Remedies. Subject to the terms of the Loan Documents, if any Event of Default shall have occurred and be continuing:

(a) Administrative Agent may, in addition to other rights and remedies provided for herein or otherwise available to it, (i) exercise in respect of the Pledged Collateral all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and/or (ii) without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale in compliance with applicable laws, at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice shall be given to any Pledgor of the time and place of any public sale or the time after which any private sale is to be made and that such notice shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Administrative Agent may:

(i) transfer all or any part of the Pledged Collateral into the name of Administrative Agent or its nominee, with or without disclosing that such Pledged Collateral is subject to the Lien hereunder;

(ii) notify the parties obligated on any of the Pledged Collateral to make payment to Administrative Agent of any amount due or to become due thereunder;

(iii) enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

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(iv) endorse any checks, drafts, or other writings in any Pledgor’s name to allow collection of the Pledged Collateral;

(v) take control of any proceeds of the Pledged Collateral; and

(vi) execute (in the name, place and stead of the applicable Pledgor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

(c) If, at any time when Administrative Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Administrative Agent may reasonably deem necessary or advisable, but subject to the other requirements of this Section 6.2(c), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Administrative Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act; and (ii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 6.2(c), if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Administrative Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole and reasonable discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Administrative Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding, any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(d) Pledgors agree that a breach of any covenants contained in this Article VI with the effect of denying Administrative Agent the realization of the practical benefits to be provided by this Agreement will cause irreparable injury to Administrative Agent, that in such event Administrative Agent would have no adequate remedy at law in respect of such breach and, as a consequence, that in such event each and every covenant contained in this Article VI shall be specifically enforceable against Pledgors, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

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Section 6.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Pledged Collateral, whether at a foreclosure sale or otherwise, Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Administrative Agent be liable or accountable to any Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

Section 6.4. Application of Proceeds. All amounts and proceeds received under any enforcement or collection under this Agreement will be applied in reduction of the Secured Obligations in the order set forth in the Loan Agreement, and each Pledgor irrevocably waives the right to direct the application of such proceeds and acknowledges and agrees that Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the manner set forth in the Loan Agreement, notwithstanding any entry to the contrary upon any of its books and records.

Article VII

General Provisions

Section 7.1. Continuing Agreement.

(a) This Agreement shall be a continuing agreement in every respect and shall remain in full force until the Secured Obligations are satisfied. Upon the date that the Secured Obligations are paid in full, this Agreement and the liens and security interests of Administrative Agent hereunder shall be automatically terminated and Administrative Agent shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Agreement.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

Section 7.2. Amendments; Waivers. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by a written notice instrument executed by each Pledgor and Administrative Agent; provided that Administrative Agent may not amend, waive, modify, change, discharge or terminate any provision of this Agreement without the written consent of the parties required under the Loan Agreement.

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Section 7.3. Right to Amend or Modify Obligations and/or Pledged Collateral. Each Pledgor authorizes Administrative Agent or Lenders, at their sole discretion, subject to the Loan Documents, with or without notice and without affecting Pledgor’s liability hereunder, from time to time to: (a) change the time or manner of payment of any Secured Obligations by renewal, extension, modification, acceleration or otherwise; (b) alter or change any provision of any Secured Obligations, including, but not limited to, the rate of interest thereon, and any document, instrument or agreement (other than this Agreement) evidencing, guaranteeing, pledging, securing or related to any Secured Obligations; (c) release, discharge, exonerate, substitute or add one or more parties liable on any Secured Obligations or one or more endorsers, cosigners or pledgors for any Secured Obligations; (d) obtain collateral for the payment of any Secured Obligations or any pledge thereof; (e) release existing or after-acquired collateral on such terms as Administrative Agent and Lenders, in their sole discretion, shall determine; (f) apply any sums received from Borrower, any endorser, cosigner, other pledgor or other person liable on any Secured Obligations or from the sale or collection of collateral or its proceeds to any Secured Obligations whatsoever owed or to be owed to Administrative Agent or Lenders by Borrower in any order or amount and regardless of whether or not such Obligations are pledged hereby, are secured by collateral or are due and payable; and (g) apply any sums received from Pledgor or from the sale of collateral granted by Pledgor to any Secured Obligations in any order or amount regardless of whether such Secured Obligations are secured by collateral or is due and payable.

Section 7.4. Waivers. Each Pledgor hereby unconditionally and irrevocably acknowledges and agrees as follows:

(a) Deficiency. In the event that any Obligations are now or hereafter secured by a deed of trust, each Pledgor waives any defense and all rights and benefits of any laws purporting to state that no deficiency judgment may be recovered on certain real property purchase money obligations and any laws purporting to state that no deficiency judgment may be recovered after a trustee’s sale under a deed of trust. Each Pledgor acknowledges that a foreclosure by a trustee’s sale under a deed of trust may result in the destruction of Pledgor’s subrogation rights that may otherwise exist and that a destruction of those rights may create a defense to a deficiency judgment against borrower and/or pledgor.

Each Pledgor waives all rights and defenses that Pledgor may have because the Obligations or any portion thereof is secured by real property. This means, among other things:

(1) Administrative Agent or Lenders may collect from each Pledgor without first foreclosing on any real or personal property pledged by Borrower.

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(2) If Administrative Agent or any Lender forecloses on any real property collateral pledged by Borrower:

A. The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

B. Administrative Agent may collect from each Pledgor even if administrative agent or lenders, by foreclosing on the real property collateral, has destroyed any right Pledgor may have to collect from borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Pledgor may have because the obligations are secured by real property.

(b) Election of Remedies. To the maximum extent permitted by applicable law, each Pledgor waives any defense based upon Pledgor’s loss of a right against Borrower arising from Administrative Agent’s or a Lender’s election of a remedy on any Obligations under bankruptcy or other debtor’s relief laws or under any other laws, including, but not limited to, any purporting to reduce Administrative Agent’s or any Lender’s right against Pledgor in proportion to the principal obligation of any Obligations. Without limiting the generality of the foregoing, to the maximum extent permitted by applicable law, each Pledgor waives all rights and defenses arising out of an election of remedies by Administrative Agent, even if that election of remedies, such as a nonjudicial foreclosure with respect to security for a pledged obligation, has the effect of destroying Pledgor’s rights of subrogation and reimbursement against Borrower.

(c) Statute of Limitations. To the maximum extent permitted by law, each Pledgor waives the benefit of the statute of limitations affecting Pledgor’s liability hereunder or the enforcement hereof.

(d) Action Against Borrower and Collateral (and Other Remedies). To the maximum extent permitted by applicable law, each Pledgor waives all right to require Administrative Agent to: (i) proceed against Borrower, any endorser, cosigner, other pledgor or other person or entity liable on any Indebtedness; (ii) join Borrower or any endorser, cosigner, other pledgor or other person liable on any Obligations in any action or actions that may be brought and prosecuted by Administrative Agent or Lenders solely and separately against each Pledgor on any Obligations; (iii) proceed against any item or items of collateral securing any Obligations or any pledge or guaranty thereof, or (iv) pursue or refrain from pursuing any other remedy whatsoever in Administrative Agent’s or Lenders’ power.

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(e) Borrower’s Defenses. Each Pledgor waives any defense arising by reason of any disability or other defense of Borrower, any successor or any endorser, cosigner, other pledgor or other person liable on any Indebtedness, other than payment in full of the Obligations, including, without limitation, any statute of limitation defense that may be available to Borrower or such other person. Until all Obligations have been paid in full, even though it may be in excess of the liability incurred hereby and Lenders have no further commitment to lend or extend financial accommodations to Borrower, no Pledgor shall have any right of subrogation and each Pledgor waives any benefit of and right to participate in any collateral now or hereafter held by Administrative Agent or Lenders. Each Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of sale of any collateral securing any Obligations or any pledge or guaranty thereof, and notice of the existence, creation or incurring of new or additional Indebtedness.

(f) Borrower’s Financial Condition. Each Pledgor hereby recognizes, acknowledges and agrees that advances may be made from time to time with respect to any Obligations without authorization from or notice to Pledgor even though the financial condition of Borrower, any endorser, cosigner, other pledgor or other person liable on any Obligations may have deteriorated since the date of this Agreement. Each Pledgor waives all right to require Lenders to disclose any information with respect to any Obligations; the financial condition, credit or character of Borrower, any endorser, cosigner, other pledgor or other person liable on any Obligations; any collateral securing any Indebtedness or any pledge or guaranty thereof, or any action or inaction on the part of Lenders, Borrower or any endorser, cosigner, other pledgor or other person liable on any Obligations. Each Pledgor hereby assumes the responsibility for being informed of the financial condition, credit and character of Borrower and of all circumstances bearing upon the risk of non-payment of any Obligations which diligent inquiry would reveal.

Section 7.5. Protection of Pledged Collateral. Administrative Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and Administrative Agent may from time to time take any other action which Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein, all such actions being for the express benefit of Administrative Agent and not such Pledgor.

Section 7.6. Notices. All notices required or permitted to be given under this Agreement shall be given at the address specified below, or at such other address as may be designated in a written notice to the other parties hereto:

if to the Pledgors:	InterCloud Systems, Inc.
1030 Broad Street, Suite 102
Shrewsbury, NJ 07702
Attention:

if to Administrative Agent:	White Oak Global Advisors, LLC
3 Embarcadero Center, Suite 550
San Francisco, CA 94111
Attention: Barbara J.S. McKee

Section 7.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

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Section 7.8. Severability; Headings. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.9. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees, provided that no Pledgor may assign its rights or obligations hereunder to any Person.

Section 7.10. Governing Law; Jurisdiction; Etc.

(a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the state of New York.

(b) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the state of New York sitting in New York county in the borough of manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this agreement or any other Loan Document to which each is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state courts or, to the fullest extent permitted by applicable Laws, in such federal courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this agreement or in any other Loan Document shall affect any right that administrative agent or any lender may otherwise have to bring any action or proceeding relating to this agreement or any other Loan Document against any loan party or any of its properties in the courts of any other jurisdiction.

(c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Laws, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (b) of this section 7.10. each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable laws, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.6. nothing in this agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable laws.

Section 7.11. Waiver of Jury Trial.

To the extent permitted by applicable Laws, each of the parties hereto hereby waives its right to a jury trial of any Claim.

Section 7.12. Entire Agreement. This Agreement, the Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including, but not limited to, any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

Section 7.13. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral or by a guarantee, endorsement or property of any Person other than Pledgor, then Administrative Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and Administrative Agent and the Lenders shall have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of Administrative Agent or the Lenders under this Agreement, under any of the Loan Documents or under any other document relating to the Secured Obligations.

Section 7.14. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to Administrative Agent a joinder agreement substantially in the form of Exhibit D attached hereto (a “Joinder Agreement”). Immediately upon such execution and delivery of a Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Pledgor” and have all of the rights and obligations of a Pledgor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

Section 7.15. Rights of Required Lenders. All rights of Administrative Agent hereunder, if not exercised by Administrative Agent, may be exercised by the Required Lenders.

[Signature Page Follows.]

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In Witness Whereof, the parties hereto have caused this pledge agreement to be duly executed and delivered by their respective duly authorized persons as of the date first written above.

Pledgors:

InterCloud Systems, Inc.,

a Delaware corporation

By:	/s/ Mark E. Munro
Name:	Mark E. Munro
Title:	CEO

U.S. Data Security Acquisition, LLC,

a Delaware limited liability company

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	Secretary

Pledge Agreement (VaultLogix)

Accepted and agreed:

White Oak Global Advisors, LLC,

a Delaware limited liability company, as Administrative Agent

By:	/s/ Barbara J. S. McKee
Name:	Barbara J. S. McKee
Title:	Managing Member

Pledge Agreement (VaultLogix)